EXHIBIT 1

                        ((FORM OF AMENDED AND RESTATED))
                            ((DECLARATION OF TRUST))
                              [DATED MAY 10, 1995]
                          ((Fidelity Covington Trust))

The language to be added to the current Declaration of Trust is ((underlined)), and the language to be deleted is set forth in [brackets]. Headings that were underlined in the trust's current Declaration of Trust remain underlined in this Exhibit.

           ((AMENDED AND RESTATED DECLARATION OF TRUST)), made [May 10, 1995] ______, 2000 by [Arthur S. Loring, Stephen P. Jonas, and John H. Costello] ((each of the Trustees whose signature is affixed hereto)) (the "Trustees").

            WHEREAS, the Trustees desire to [establish a trust for the investment and reinvestment of funds contributed thereto;] ((amend and restate this Declaration of Trust for the sole purpose of supplementing the Declaration of Trust to incorporate amendments duly adopted;))

           ((WHEREAS, this Trust was initially made on May 10, 1995 by Arthur S. Loring, Stephen P. Jonas, and John H. Costello in order to establish a trust for the investment and reinvestment of funds contributed thereto; and))

           NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust hereunder shall be held and managed in [the] [T]((t))rust under this ((Amended and Restated)) Declaration of Trust as herein set forth below.

                -------------------------------------------------


                                    ARTICLE I

                              NAME AND DEFINITIONS

NAME

           SECTION 1.   This Trust shall be known as "Fidelity Covington Trust."

DEFINITIONS

           SECTION 2. Wherever used herein, unless otherwise required by the context or specifically provided:

                     (a) The [T]((t))erms "Affiliated Person," "Assignment," "Commission," "Interested Person," "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable)((,)) and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as [amended from time to time] ((modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder;))

                     (b) [The "Trust" refers to Fidelity Real Estate Asset Manager Fund and reference to the Trust, when applicable to one or mores Series of the Trust, shall refer to any such Series] (("Bylaws" shall mean the bylaws of the Trust, if any, as amended from time to time));

                     (((c) "Class" refers to the class of Shares of a Series of the Trust established in accordance with the provisions of Article
           III));


                     (((d)   "Declaration  of  Trust"  means  this  Amended  and
           Restated Declaration of Trust, as further amended or restated, from time to time));

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                     [(c)](((e))) "Net Asset Value" means the net asset value of each Series of the Trust ((or Class thereof)) determined in the manner provided in Article X, Section 3;

                     [(d)](((f))) "Shareholder" means a record owner of Shares of the Trust;

                     [(e) The "Trustees" refer to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustee or trustees;]

                     [(f)](g) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of the Trust or each Series shall be divided from time to time, including such [c]((C))lass or [c]((C))lasses of Shares as the Trustees may from time to time create and establish and including fractions of Shares as well as whole Shares as consistent with the requirements of Federal and/or state securities laws;

                     [(g) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time; and]

                     (h) "Series" refers to any series of Shares of the Trust established in accordance with the provisions of Article III[.] ((;))

                     (((i) "Trust" refers to Fidelity Covington Trust and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series));

                     (((j) "Trustees" refer to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustee or trustees;
           and))

                     (((k) "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time)).


                                 ((ARTICLE II))

                                PURPOSE OF TRUST

           The purpose of this Trust is to provide investors a continuous source of managed investment in securities.

                                 ARTICLE ((III))

                               BENEFICIAL INTEREST

SHARES OF BENEFICIAL INTEREST

           SECTION 1. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or [c]((C))lasses ((of Series)) as the Trustees shall((,)) from time to time((,)) create and establish. The number of ((authorized)) Shares ((of each Series, and Class thereof,)) is unlimited((.)) [and] [e]((E))ach Share shall be without par value and shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion((,)) and without obtaining any prior authorization or vote of the Shareholders [or] of any Series or [c]((C))lass [of Shareholders] of the Trust (((a))) to create and establish (and to change in any manner) Shares or any Series or [c]((C))lasses thereof with such preferences, voting powers, rights((,)) and privileges as the Trustees may((,)) from time to time((,)) determine[,] ((;)) (((b))) to divide or combine the Shares or any Series or [c]((C))lasses thereof into a greater or lesser number[,] ((; (c))) to classify or reclassify any issued Shares into one or more Series ((or Classes)) of Shares[,] ((; (d))) to abolish any one or more Series or [c]((C))lasses of Shares[,] ((;)) and (((e))) to take such other action with respect to the Shares as the Trustees may deem desirable.

ESTABLISHMENT OF SERIES ((AND CLASSES))

           SECTION 2. The establishment of any Series ((or Class thereof)) shall be effective upon the adoption of a resolution by a majority of the then Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series ((or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of the Shares of such Series or Class including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution)). At any time that there are no Shares outstanding of any particular Series ((or Class)) previously established and designated, the Trustees may by a majority vote abolish [that] ((such)) Series ((or Class)) and the establishment and designation thereof.

OWNERSHIP OF SHARES

           SECTION 3. The ownership of Shares shall be recorded in the books of the Trust ((or a transfer or similar agent)). The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust ((as kept by)) the Trust ((or by any transfer or similar agent, as the case may be,)) shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.

INVESTMENT IN THE TRUST

           SECTION 4. The Trustees shall accept investments in the Trust from such persons and on such terms as they may((,)) from time to time((,)) authorize. Such investments may be in the form of cash((,)) [or] securities, ((or other property)) in which the appropriate Series is authorized to invest, valued as provided in Article X, Section 3. After the date of the initial contribution of capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding((,)) and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust. Subsequent investments in the Trust shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion[,] (a) impose a sales charge ((or other fee)) upon investments in the Trust ((or Series or any Classes thereof)), and (b) issue fractional Shares.

ASSETS AND LIABILITIES OF SERIES AND CLASSES

           SECTION 5. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange((,)) or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments [which] ((that)) are not readily identifiable as belonging to any particular Series ((or Class)), shall be allocated by the Trustees between and among one or more of the Series ((or Classes)) in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series ((or Classes)) for all purposes[,] and shall be referred to as assets belonging to that Series ((or Class)). The assets belonging to a particular Series shall be so recorded upon the books of the Trust ((or of its agent or agents)) and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series.

           The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges((,)) and reserves attributable to that Series((, except that liabilities and expenses may, in the Trustees' discretion, be allocated solely to a particular Class and, in which case, shall be borne by that Class)). Any general liabilities, expenses, costs, charges((,)) or reserves of the Trust which are not readily identifiable as belonging to any particular Series ((or Class)) shall be allocated and charged by the Trustees between or among any one or more of the Series ((or Classes)) in such manner as the Trustees((,)) in their sole discretion((,)) deem fair and equitable[,] and shall be referred to as "liabilities belonging to" that Series ((or Class)). Each such allocation shall be conclusive and binding upon the Shareholders of all Series ((or Classes)) for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt. ((No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series)).

NO PREEMPTIVE RIGHTS

           SECTION 6. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

((STATUS OF SHARES AND)) LIMITATION OF PERSONAL LIABILITY

           SECTION 7. ((Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every shareholder by virtue of having become a shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. No Shareholder of the Trust and of each Series shall be personally liable for the debts, liabilities, obligations, and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series.)) The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may((,)) at any time((,)) personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract((,)) or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust ((or to a Series)) shall include a recitation limiting the obligation represented thereby to the Trust ((or to one or more Series)) and its ((or their)) assets (but the omission of such a recitation shall not operate to bind any Shareholder ((or Trustee))).

                                   ARTICLE IV

                                  THE TRUSTEES

MANAGEMENT OF THE TRUST

           SECTION 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

[ELECTION:] INITIAL TRUSTEES; ((ELECTION))

           SECTION 2. ((The initial Trustees shall be at least three individuals who shall affix their signatures hereto)). On a date fixed by the Trustees, the Shareholders shall elect not less than three Trustees. A Trustee shall not be required to be a Shareholder of the Trust. [The initial Trustees shall be Arthur
S. Loring, Stephen P. Jonas and John H. Costello and such other individuals as the Board of Trustees shall appoint pursuant to Section 4 of Article IV.]

TERM OF OFFICE OF TRUSTEE((S))

           SECTION 3. The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds (((2/3))) of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any [S]((s))pecial [M]((m))eeting of the Trust by a vote of two-thirds (((2/3)))of the outstanding Shares.

RESIGNATION AND APPOINTMENT OF TRUSTEES

           SECTION 4. In case of the declination, death, resignation, retirement, ((or)) removal [, incapacity, or inability] of any of the Trustees, ((or)) in case a vacancy shall, by reason of an increase in number ((of the Trustees,)) or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation((,)) or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation((,)) or increase in number of
Trustees. As soon as any Trustee so appointed shall have accepted this [t]((T))rust, the [t]((T))rust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The ((foregoing)) power of appointment is subject to the provisions of SECTION 16(a) of the 1940 Act((, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission.))

TEMPORARY ABSENCE OF TRUSTEE[S]

           SECTION 5. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (((6))) months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

NUMBER OF TRUSTEES

           SECTION 6. The number of Trustees, not less than three (3) nor more than twelve (12), serving hereunder at any time shall be determined by the Trustees themselves.

           Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is [absent from the Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or] is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy [, absence] or incapacity [,] shall be conclusive [, provided, however, that no vacancy shall remain unfilled for a period longer than six calendar months].

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

           SECTION 7. The death, declination, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

OWNERSHIP OF ASSETS OF THE TRUST

           SECTION 8. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust ((or Series)).

                                    ARTICLE V

                             POWERS OF THE TRUSTEES

POWERS

           SECTION 1. The Trustees((,)) in all instances((,)) shall act as principals [,] and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. ((Except as otherwise provided herein or in the 1940 Act,)) [T]((t))he Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments [which] ((that)) they, in their [uncontrolled] discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or the Bylaws of the Trust, ((if any,)) the Trustees shall have power and authority:

           (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested [,] without((,)) in any event((,)) being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on((,)) and lease any or all of the assets of the Trust.

           (b) To adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders.

           (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate.

           (d) To employ [a] ((one or more banks, trust companies, companies that are members of)) [bank] ((a national securities exchange, or other entities permitted under the 1940 Act, as modified by or interpreted by any applicable order)) or [trust company] ((orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder)), as custodian((s)) of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the Bylaws, if any.

           (e) To retain a transfer agent and Shareholder servicing agent, or both.

           (f) To provide for the distribution of interests of the Trust either through a [p]((P))rincipal [u]((U))nderwriter in the manner hereinafter provided for or by the Trust itself, or both.

           (g)  To set record dates in the manner hereinafter provided for.

           (h) To delegate such authority as they consider desirable to any officers of the Trust and to any [agent, custodian] ((investment adviser, manager, custodian, underwriter,)) or [underwriter] ((other agent or independent contractor.))

           (i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 4 [(b)] hereof.

           (j) To vote or give assent [,] or exercise any rights of ownership [,] with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

           (k) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

           (l) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered, or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees [subject to either case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies.]

           (m) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article III ((and to establish Classes of such Series having relative rights, powers, and duties as the Trustees may provide consistent with applicable laws.))

           (n) To allocate assets, liabilities((,)) and expenses of the Trust to a particular Series ((or Class, as appropriate,)) or to apportion the same between or among two or more Series ((or Classes, as appropriate,)) provided that any liabilities or expenses incurred by a particular Series ((or Class)) shall be payable solely out of the assets belonging to that Series as provided for in Article III.

           (o) To consent to or participate in any plan for the reorganization, consolidation((,)) or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust.

           (p) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy((,)) including, but not limited to, claims for taxes.

           (q) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for.

           (r) To borrow money, and to pledge, mortgage((,)) or hypothecate the assets of the Trust, subject to ((the)) applicable requirements of the 1940 Act.

           (s) To establish, from time to time, a minimum total investment for Shareholders[,] and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder.

           (t) ((To operate as and carry on the business of an investment company and to exercise all the powers necessary and appropriate to the conduct of such operations.))

           (((u) To interpret the investment policies, practices or limitations of any Series.))


           (((v) To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article III and Article X, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.))

           [t](((w))) Notwithstanding any other provision hereof, to invest all of the assets of any [s]((S))eries in [a single] ((one or more)) open-end investment [company] ((companies,)) including investment by means of transfer of such assets in exchange for an interest or interests in such investment company ((or companies or by any other method approved by the Trustees)).

           (((x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.))

           ((The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity.))

           ((The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust or any Series or Class thereof.))

           No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

TRUSTEES AND OFFICERS AS SHAREHOLDERS

           SECTION 2. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person of any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws((, if any)).

ACTION BY THE TRUSTEES

           SECTION 3((. Except as otherwise provided herein or in the 1940 Act,)) [T]((t))he Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting [of] ((at which)) the Trustees ((are present in person)). At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date((,)) and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone [or]((telefax,)) telegram, or ((other electro-mechanical means)) sent to his home or business address at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust. ((Written consents or waivers of Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax or other electro-mechanical means.))

CHAIRMAN OF THE TRUSTEES

           SECTION 4. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be the chief executive, financial and accounting officer of the Trust.

                                   ARTICLE VI

                              EXPENSES OF THE TRUST

TRUSTEE REIMBURSEMENT

           SECTION 1. Subject to the provisions of Article III, Section 5, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust[,]((;)) interest expense, taxes, fees and commissions of every kind[,]((;)) expenses of pricing Trust portfolio securities[,]((;)) expenses of issue, repurchase and redemption of shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under Federal and state laws and regulations[,]((;)) charges of custodians, transfer agents, and registrars[,]((;)) expenses of preparing and setting up in type [P]((p))rospectuses and [S]((s))tatements of [A]((a))dditional [I]((i))nformation[,]((;)) expenses of printing and distributing prospectuses sent to existing Shareholders[,]((;)) auditing and legal expenses[,]((;)) reports to Shareholders[,]((;)) expenses of meetings of Shareholders and proxy solicitations therefore[e,]((;)) insurance expense[,]((;)) association membership dues((;)) and for such non-recurring items as may arise, including litigation to which the Trust is a party[,]((;)) and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses((,)) and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series prior to any rights or interests of the Shareholders thereto. This SECTION shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE VII

        INVESTMENT ADVISER, PRINCIPAL[,] UNDERWRITER, AND TRANSFER AGENT

INVESTMENT ADVISER

           SECTION 1. Subject to [a Majority Shareholder Vote] ((applicable requirements of the 1940 Act, as modified by or interpreted by any applicable order of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder,)) the Trustees may, in their discretion and from time to time, enter into an investment advisory or management contract(s) with respect to the Trust or any Series thereof whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may, in their discretion, determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities and other investment instruments of the Trust on behalf of the Trustees or may authorize any officer, agent, or
Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales, and exchanges shall be deemed to have been authorized by all of the Trustees.

           The Trustees may, subject to applicable requirements of the 1940 Act, ((as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder,)) including those relating to Shareholder approval, authorize the investment adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser.

PRINCIPAL UNDERWRITER

           SECTION 2. The Trustees may in their discretion from time to time enter into [(a)] ((an exclusive or non-exclusive)) contract(s) ((on behalf of the Trust or any Series or Class thereof)) providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions as may be prescribed in the Bylaws, if any, and such further terms and conditions as the Trustees may((,)) in their discretion((,)) determine not inconsistent with the provisions of this Article VII[,] or of the Bylaws, if any[; and such]. ((Such)) contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

TRANSFER AGENT

           SECTION 3. The Trustees may((,)) in their discretion and from time to time((,)) enter into [a] ((one or more)) transfer agency and Shareholder service contract((s)) whereby the other party shall undertake to furnish the Trustees with transfer agency and Shareholder services. [The] ((Such)) contract((s)) shall be on such terms and conditions as the Trustees may((,)) in their discretion((,)) determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws, if any. Such services may be provided by one or more entities.

PARTIES TO CONTRACT

           SECTION 4. Any contract of the character described in SECTIONs 1, 2 and 3 of this Article VII or in Article IX hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or the Bylaws, if any. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

PROVISIONS AND AMENDMENTS

           SECTION 5. Any contract entered into pursuant to Sections 1 and 2 of this Article VII shall be consistent with and subject to the requirements of
Section 15 of the 1940 Act((,)) [(including)] ((as modified by or interpreted by any applicable order or orders of the Commission or)) any [amendments thereof] ((rules or regulations adopted or interpretative releases of the Commission
(or))) other applicable Act of Congress hereafter enacted)((,)) with respect to its continuance in effect, ((its amendment)), its termination, and the method of authorization and approval of such contract or renewal thereof [, and no amendment to any contract, entered into pursuant to SECTION 1 hereof shall be effective unless assented to by a Majority Shareholder Vote].

                                  ARTICLE VIII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

           SECTION 1. The Shareholders shall have power to vote [(i)](((a))) for the election of Trustees as provided in Article IV, Section 2[,]((;))[(ii)](((b))) for the removal of Trustees as provided in Article IV,
Section 3(d)[,]((;)) [(iii)](((c))) with respect to any investment advisory or management contract as provided in Article VII, Section((s)) 1 and 5[,]((;)) [(iv)](((d))) with respect to ((any termination, merger, consolidation, reorganization, or sale of assets of the Trust or any of its Series or Classes as provided in Article XII, Section 4; (e) with respect to)) the amendment of this Declaration of Trust as provided in Article XII, Section 7[,]((;)) [(v)](((f))) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Series shall not be entitled to bring any derivative or class action on behalf of any other Series of the Trust[,]((;)) and [(vi)](((g))) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the Bylaws of the Trust, if any, or any registration of the Trust with the [Securities and Exchange] Commission [(the "Commission")] or any [S]((s))tate, as the Trustees may consider desirable.

           On any matter submitted to a vote of the Shareholders, all [s]((S))hares shall be voted by individual Series, except ((as provided in the following sentence and except (a))) [(i)] when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and [(ii)] (((b))) when the Trustees have determined that the matter affects only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon. ((The Trustees may also determine that a matter affects only the interests of one or more Classes of a Series, in which case, any such matter shall be voted on by such Class or Classes.)) A Shareholder of each Series ((or Class)) ((thereof)) shall be entitled to one vote for each dollar of net asset value (number of [s]((S))hares owned times net asset value per share) of such Series[,] ((or Class thereof)) on any matter on which such [s]((S))hareholder is entitled to vote((,)) and each fractional dollar amount shall be entitled to [vote] a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any Bylaws of the Trust((, if any,)) to be taken by Shareholders.

MEETINGS

           SECTION 2. The first Shareholders' meeting shall be held as specified in SECTION 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth (((1/10))) of the outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as ((modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of)) the ((Commission, seek the opportunity of furnishing materials to the other Shareholders)) with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least fifteen (((15))) days' notice of any meeting.

QUORUM AND REQUIRED VOTE

           SECTION 3. A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Series ((or Class)) shall vote as a Series ((or Class)) then a majority of the aggregate number of Shares of that Series ((or Class)) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series ((or Class)). Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by ((applicable law or)) by any provision of this Declaration of Trust or the Bylaws, ((if any,)) a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Series ((or Class)) shall vote as a Series ((or Class)), then a majority of the Shares of that Series ((or Class)) voted on the matter shall decide that matter insofar as that Series ((or Class)) is concerned. ((Shareholders may act by unanimous written consent. Actions taken by a Series or Class may be consented to unanimously in writing by Shareholders of that Series or Class.))

((DERIVATIVE SUITS))

           ((SECTION 4. A Shareholder may bring derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is not likely to succeed. A demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter.))

                                   ARTICLE IX

                                    CUSTODIAN

APPOINTMENT AND DUTIES

           SECTION 1. The Trustees shall at all times employ a bank [or trust company] ((, a company that is a member of a national securities exchange, trust company, or other entity permitted under the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder,)) having capital, surplus, and undivided profits of at least two million dollars ($2,000,000), or such other amount [or such other entity] as shall be allowed by the Commission or by the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust((, if any:))

           (1) to hold the securities owned by the Trust and deliver the same upon written order or ((oral order, if confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Trust and the custodian, if such procedures have been authorized in writing by the Trust;))

           (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

           (3) to disburse such funds upon orders or vouchers;

           and the Trust may also employ such custodian as its agent:

           (1) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

           (2) to compute, if authorized to do so((,)) [by] the [Trustees, the] Net Asset Value of any Series ((or Class thereof)) in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian [If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote].

           The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank [or trust company organized] ((, a company that is a member of a national securities exchange, trust company, or other entity permitted)) under the [laws] ((1940 Act, as modified by or interpreted by any applicable order or orders)) of the [United States or one or the states thereof and] ((Commission or any rules or regulations adopted or interpretative releases of the Commission thereunder)), having capital, surplus((,)) and undivided profits of at least two million dollars ($2,000,000)((,)) or such other [person] ((amount)) as [may] ((shall)) be [permitted] ((allowed)) by the Commission[,] or [otherwise in accordance with] ((by)) the 1940 Act [as from time to time amended].

CENTRAL [CERTIFICATE] ((DEPOSITORY)) SYSTEM

           SECTION 2. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934[,] or such other person as may be permitted by the Commission[,] or otherwise in accordance with the 1940 Act [as from time to time amended], pursuant to which system all securities of any particular class or [S]((s))eries of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities[,]((;)) provided that all such deposits shall be subject to withdrawal only upon the order of the Trust ((or its custodian, subcustodians, or other authorized agents.))

                                    ARTICLE X

   DISTRIBUTIONS((,)) AND REDEMPTIONS ((AND DETERMINATION OF NET ASSET VALUE))


DISTRIBUTIONS

           SECTION 1.

                     (a) The Trustees may from time to time declare and pay dividends. The amount of such dividends and the payment of them shall be wholly in the discretion of the Trustees.

                     (b) The Trustees shall have the power, to the fullest extent permitted by the laws of Massachusetts, at any time to declare and cause to be paid dividends on Shares of a particular Series, from the assets belonging to that Series, which dividends, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that Series((, or Classes thereof,)) at the election of each Shareholder of that Series.

                     ((The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or related plans as the Trustees shall deem appropriate.))

                     (c) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute ((a dividend of stock or other property)) pro rata among the Shareholders of a particular Series, ((or Class thereof,)) as of the record date of that Series ((or Class)) fixed as provided in ((Article XII,)) Section 3[hereof a "stock dividend"].

REDEMPTIONS

           SECTION 2. In case any holder of record of Shares of a particular Series ((or Class of a)) Series desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may((,)) from time to time((,)) authorize, requesting that the Series purchase the Shares in accordance with this SECTION 2; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value thereof (as described in SECTION 3 hereof). The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series((,)) and payment for such Shares ((less any applicable deferred sales charges and/or fees)) shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective.

DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS

           SECTION 3. The term "Net Asset Value" of any Series ((or Class)) shall mean that amount by which the assets of that Series ((or Class)) exceed its liabilities, all as determined by or under the direction of the Trustees. Such value per Share shall be determined separately for each Series ((or Class)) of Shares and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations((,)) and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of its powers and duties under this
Section 3 with respect to appraisal of assets and liabilities. At any time((,)) the Trustees may cause the value [par] ((per)) Share last determined to be determined again in a similar manner and may fix the time when such redetermined value shall become effective.

SUSPENSION OF THE RIGHT OF REDEMPTION

           SECTION 4. The Trustees may declare a suspension of the right of redemption or postpone the date of payment as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify((,)) but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share existing after the termination of the suspension. ((In the event that any Series is divided into Classes, the provisions of this Section, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such Class.))

((REDEMPTION OF SHARES))

         ((SECTION 5. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including, but not limited to, (i) the determination of the Trustees that direct or indirect ownership of Shares of any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. The redemption shall be effected at the redemption price and in the manner provided in this Article X.))

           ((The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.))

                                   ARTICLE XI

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

LIMITATION OF LIABILITY

           SECTION 1. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee((,)) or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence((,)) or reckless disregard of the duties involved in the conduct of his office.

INDEMNIFICATION OF ((COVERED PERSONS))

           SECTION 2.

                     (a) Subject to the exceptions and limitations contained in Section (b) below:

                               (i) every  person who is, or has been,  a Trustee
                     or officer of the Trust (hereinafter referred to as "Covered Person") shall be indemnified by the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit((,)) or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

                               (ii) the  words  "claim,"  "action,"  "suit,"  or
                     "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                     (b) No indemnification shall be provided hereunder to a Covered Person:

                               (i) who shall have been adjudicated by a court or
                     body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office((;)) or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

                               (ii) in the event of a  settlement,  unless there
                     has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence((,)) or reckless disregard of the duties involved in the conduct of his office,

                               (A) by the  court or  other  body  approving  the
                     settlement;

                               (B) by at least a majority of those  Trustees who
                     are neither [i]((I))nterested [p]((P))ersons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                               (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry);

           provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

                     (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer((,)) and shall inure to the benefit of the heirs, executors((,)) and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

                     (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit((,)) or proceeding of the character described in [p]((P))aragraph (a) of this
           SECTION 2 may be paid by the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section 2; provided, however, that either [(a)](((i))) such Covered Person shall have provided appropriate security for such undertaking((;)) [(b)](((ii))) the Trust is insured against losses arising out of any such advance payments((;)) or [(c)](((iii))) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.

INDEMNIFICATION OF SHAREHOLDERS

           SECTION 3. In case any Shareholder or former Shareholder of any Series of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives or((,)) in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Series shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon.

                                   ARTICLE XII

                                  MISCELLANEOUS

TRUST NOT A PARTNERSHIP, ((ETC.))

           SECTION 1. It is hereby expressly declared that a trust ((is created hereby)) and not ((a partnership)) [is created hereby]((, joint stock association, corporation, bailment, or any form of a legal relationship other than a trust)). No Trustee hereunder shall have any power to personally bind either the Trust's officers or any Shareholder. All persons extending credit to, contracting with((,)) or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present, or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence((,)) or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

           SECTION 2. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article XII and to Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this Article XII and to Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ESTABLISHMENT OF RECORD DATES

           SECTION 3. The Trustees may close the stock transfer books of the Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed or aforesaid.

((DURATION;)) TERMINATION OF TRUST, ((A SERIES OR A CLASS; MERGERS, ETC.))

           [Section 4.]

           [(a) This] ((SECTION 4.1. Duration. The)) Trust shall continue without limitation of time((,)) but subject to the provisions of [sub-section
(b)] this [Section 4] ((Article XII.))


           [(b) Subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, the Trustees may:]

           ((SECTION 4.2.  TERMINATION OF THE TRUST, A SERIES OR A CLASs.))

           (((a) Subject to applicable Federal and state law, the Trust or any Series or Class thereof may be terminated.))

                     (((i) by Majority Shareholder Vote of the Trust, each Series affected, or each Class affected, as the case may be; or))

                     (((ii) without the vote or consent of Shareholders by a majority of the Trustees either at a meeting or by written consent.))

           ((The  Trustees   shall  provide   written  notice  to  the  affected
Shareholders of a termination effected under clause (ii) above. Upon the termination of the Trust or the Series or Class,))

                     [(i) sell and convey the assets of the Trust or any affected Series to another trust, partnership, association or corporation organized under the laws of any state which is a diversified open-end management investment company as defined in the 1940 Act, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation; or]

                     (((i) the Trust or the Series or Class shall carry on no business except for the purpose of winding up its affairs;))


                     [(ii) at any time sell and convert into money all of the assets of the Trust or any affected Series.]

                     (((ii) the Trustees shall proceed to wind up the affairs of the Trust or the Series or Class, and all of the powers of the Trustees under this Declaration of Trust shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series or Class thereof; collect its assets; sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust property or Trust property allocated or belonging to such Series or Class to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind; discharge or pay its liabilities; and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer, or other disposition of all or substantially all the Trust property or Trust property allocated or belonging to such Series or Class (other than as provided in (iii) below) shall require Shareholder approval in accordance with Section 4.3 below; and))

                     [Upon making provisions] (((iii) after paying or adequately providing)) for the payment of all ((liabilities, and upon receipt
           of)) such [liabilities in either (i) or (ii), by such assumption or otherwise,] ((releases, indemnities, and refunding agreements as they deem necessary for their protection,)) the Trustees [shall] ((may)) distribute the remaining [proceeds] ((Trust property)) or [assets (as] ((the remaining property of)) the [case may be) ratably] ((terminated Series or Class, in cash or in kind or partly each,)) among the [Shares] ((Shareholders)) of the Trust or ((the)) Series [then outstanding] ((or Class according to their respective rights;
           and))

           [(c) Upon completion] (((b) after termination)) of the ((Trust or the Series or Class and)) distribution ((to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records)) of the

[remaining proceeds or] ((Trust and file with)) the [remaining assets as provided] ((Secretary of The Commonwealth of Massachusetts, if required, an instrument)) in [sub-section (b),] ((writing setting forth)) the [Trust or any affected Series shall terminate] ((fact of such termination,)) and the Trustees shall ((thereupon)) be discharged [of any and] ((from)) all further liabilities and duties [hereunder] ((with respect to the Trust or the terminated Series or Class,)) and the [right, title] ((rights)) and interest((s)) of all [parties] ((Shareholders of the Trust or the terminated Series or Class)) shall [be cancelled and discharged] ((thereupon cease.))

           ((SECTION 4.3. MERGER, CONSOLIDATION, AND SALE OF ASSETS. Subject to applicable Federal and state law and except as otherwise provided in SECTION 4.4 below, the Trust or any Series or Class thereof may merge or consolidate with any other corporation, association, trust, or other organization or may sell, lease, or exchange all or a portion of the Trust property or Trust property allocated or belonging to such Series or Class, including its good will, upon such terms and conditions and for such consideration when and as authorized at any meeting of Shareholders called for such purpose by a Majority Shareholder Vote of the Trust or affected Series or Class, as the case may be. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.))

           ((SECTION 4.4. INCORPORATION; REORGANIZATION. Subject to applicable Federal and state law, the Trustees may without the vote or consent of
Shareholders cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, limited liability company, association, or other organization to take over all or a portion of the Trust property or all a portion of the Trust property allocated or belonging to such Series or Class or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust property or the Trust property allocated or belonging to such Series or Class to any such corporation, trust, limited liability company, partnership, association, or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, limited liability company, association, or organization, or any corporation, partnership, limited liability company, trust, association, or organization in which the Trust or such Series holds or is about to acquire shares or any other interest. Subject to applicable Federal and state law, the Trustees may also cause a merger or consolidation between the Trust or any successor thereto or any Series or Class thereof and any such corporation, trust, partnership, limited liability company, association, or other organization. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, limited liability companies, associations, or other organizations and selling, conveying, or transferring the Trust property or a portion of the Trust property to such organization or entities; provided, however, that the Trustees shall provide written notice to the affected Shareholders of any transaction whereby, pursuant to this SECTION 4.4, the Trust or any Series or Class therof sells, conveys, or transfers all or a portion of its assets to another entity or merges or consolidates with another entity. Such transactions may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.))

FILING OF COPIES, REFERENCES, AND HEADINGS

           SECTION 5. The original or a copy of this instrument and of each [d]((D))eclaration of [t]((T))rust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental [d]((D))eclaration of [t]((T))rust shall be filed by the Trustees with the Secretary of [t]((T))he Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such supplemental [d]((D))eclarations of [t]((T))rust ((have been made and as to any matters in)) connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified ((by an officer or Trustee of the Trust)) to be a copy of this instrument or of any such supplemental [d]((D))eclaration of [t]((T))rust. In this instrument or in any such supplemental [d]((D))eclaration of [t]((T))rust, references to this instrument and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such supplemental [d]((D))eclaration of [t]((T))rust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

APPLICABLE LAW

           SECTION 6. The [t]((T))rust set forth in this instrument is made in [t]((T))he Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust, ((and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.))

AMENDMENTS

           SECTION 7. [If authorized by votes of] ((Except as specifically provided herein,)) the Trustees [and] ((may, without shareholder vote, amend or otherwise supplement this Declaration of Trust by making an amendment,)) a [Majority Shareholder Vote] ((Declaration of Trust supplemental hereto)) or [by] ((an amended and restated Declaration of Trust. Shareholders shall have the right to vote (a) on)) any [larger] ((amendment that would affect their right
to)) vote [which] ((granted in Section 1 of Article VIII; (b) on any amendment that would alter the maximum number of Trustees permitted under Section 6 of
Article IV; (c) on any amendment to this Section 7; (d) on any amendment as)) may be required by [applicable] law or [this Declaration of Trust in] ((by the Trust's registration statement filed with the Commission; and (e) on)) any [particular case,] ((amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders that, as)) the Trustees [shall amend or otherwise supplement this instrument, by making a declaration of trust supplemental hereto, which thereafter] determine, shall [form a part hereof, except that an amendment which shall] affect the Shareholders of one or more Series [but not the Shareholders of all outstanding Series] ((or Classes)) shall be authorized by vote of the Shareholders [holding a majority of the Shares entitled to vote] of each Series ((or Class)) affected and no vote of [S]((s))hareholders of a Series ((or Class)) not affected shall be required. [Amendments having the purpose of changing the name of the Trust or of supplying ] ((Notwithstanding anything else herein)), any [omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein] ((amendment to Article XI)) shall not [require authorization by Shareholder vote. Copies of] ((limit)) the [supplemental declaration] ((rights to indemnification or insurance provided therein with respect to action or omission)) of [trust shall be filed as specified in Section 5 of this Article XII] ((Covered Persons prior to such amendment)).

FISCAL YEAR

           SECTION 8. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws((, if any,)) provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

USE OF THE WORD "FIDELITY"

           SECTION 9. Fidelity Management & Research Company ("FMR") has consented to the use by any Series of the Trust of the identifying word
"Fidelity" in the name of any Series of the Trust at some future date. Such consent is conditioned upon the employment of FMR ((or a subsidiary or affiliate thereof)) as investment adviser of each Series of the Trust. As between the Trust and itself, FMR controls the use of the name of the Trust insofar as such name contains the identifying word "Fidelity." FMR may from time to time use the identifying word "Fidelity" in other connections and for other purposes, including, without limitation, in the names of other investment companies, corporations((,)) or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. FMR may require the Trust or any Series thereof to cease using the identifying word "Fidelity" in the name of the Trust or any Series thereof if the Trust or any Series thereof ceases to employ FMR or a subsidiary or affiliate thereof as investment adviser.

((Provisions in Conflict with Law or Regulations.))


           ((SECTION 10. (a) The provisions of this Declaration of Trust are severable, and, if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.))

           (((b) If any  provision  of this  Declaration  of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.))

           IN WITNESS WHEREOF, the undersigned, being all of the [initial] Trustees of the Trust, have executed this instrument [this 10th day of May, 1995] ((as of the date set forth above.))

                                           [SIGNATURE LINES OMITTED]